Exhibit 10.1

SURGERY CENTER HOLDINGS, LLC

A Delaware Limited Liability Company

FORM OF

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of             , 2015

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

FORM OF

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

SURGERY CENTER HOLDINGS, LLC

This Second Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Surgery Center Holdings, LLC is entered into as of the              day of             , 2015, by Surgery Partners, Inc., a Delaware Corporation as the sole member (the “Member” or the “Sole Member”) of the limited liability company interests (the “Holdings Units”).

The Member, pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”), hereby desires to amend and restate in its entirety the existing Amended and Restated Limited Liability Company Agreement, dated as of December 24, 2009, and agrees with the Company as follows:

Section 1. Name.

The name of the limited liability company shall be Surgery Center Holdings, LLC, (the “Company”).

Section 2. Member.

The name and the business, residence or mailing addresses of the Member is as follows:

Name	Address
SURGERY PARTNERS, INC.	40 Burton Hills Boulevard, Suite 500 Nashville, TN 37215

Section 3. Registered Office/Registered Agent.

The address of the registered office of the Company in the State of Delaware, and the name and address of the registered agent of the Company for service of process on the Company in the State of Delaware, shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Member may designate from time to time in the manner provided by law.

Section 4. Certificate.

The Sole Member is hereby designated as an authorized person with the meaning of the Act to execute, deliver and file the certificate of formation of the Company (the “Certificate”), and to execute, deliver and file any amendments or restatements of the Certificate or any certificate of cancellation of the Certificate.

Section 5. Purpose/Powers.

The object and purpose of the Company and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing. The Company shall have the power and authority to do any and all acts necessary or convenient to or in furtherance of said purposes, including all power and authority, statutory or otherwise, possessed by, or which may be conferred upon, limited liability companies under the laws of the State of Delaware.

Section 6. Management.

The business and affairs of the Company shall be managed by the Sole Member. Any action so approved may be taken by the Sole Member on behalf of the Company and any action so taken shall bind the Company.

Section 7. Agents.

The Sole Member by written instrument shall have the power to appoint agents to act for the Company with such titles as deemed appropriate and to delegate to such agents such of the powers as are held by the Member hereunder as the Member may determine. The Sole Member by written instrument may ratify any act previously taken by an agent acting on behalf of the Company.

Section 8. Reliance by Third Parties.

Any person or entity dealing with the Company or the Sole Member may rely upon a certificate signed by the Sole Member as to: (a) the identity of the Member, (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Member or are in any other manner germane to the affairs of the Company, (c) the persons who or entities which are authorized to execute and deliver any instrument or document of or on behalf of the Company or (d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or the Member.

Section 9. Capital Contributions.

The Member may make, but shall not be required to make, capital contributions to the Company.

Section 10. Ownership.

The Member is the owner of one hundred percent (100%) of the Holdings Units in the Company.

Section 11. Taxation.

It is the intent of the Member that since the Company has a single owner, the Company shall be disregarded as an entity separate from the Member for federal and all relevant state tax purposes.

Section 12. Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Member.

Section 13. Distributions.

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.

Section 14. Dissolution.

The Company shall have perpetual existence unless it shall be dissolved and its affairs shall have been wound up upon (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Act. None of the events described in Section 18-304 of the Act shall cause the Member to cease to be a Member of the Company.

Upon dissolution of the Company, the Company shall immediately commence to wind up its affairs and the Member shall promptly liquidate the business of the Company. During the period of winding up of the affairs of the Company, the rights and obligations of the Member under this Agreement shall continue. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of assets of the Company in an orderly manner), and the assets of the Company shall be applied as follows: (i) first, to creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and (ii) thereafter, to the Member. Upon the completion of the winding up of the Company, the Member shall file a certificate of cancellation. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Act.

Section 15. Assignments.

The Member may assign its limited liability company interest to any person, which person shall become a Member upon the filing of the instrument of assignment with the records of the Company.

Section 16. Amendments.

This Agreement may be amended or restated from time to time by the Member.

Section 17. Liability of Member.

The Member shall not have any liability for any obligations or liabilities of the Company except to the extent provided in the Act.

Section 18. Governing Law.

This Agreement shall be governed by, and construed under, the Laws of the State of Delaware, all rights and remedies being governed by said laws.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date and year first above written.

SURGERY PARTNERS, INC.

By:
Name: Michael T. Doyle
Title: Chief Executive Officer